SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                   Form 8-K/A
                                Amendment No. 1

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934

Date of Report                                                     March 9, 2001

                        Commission file number 333-88139

                            Sea Shell Galleries, Inc.
             (Exact name of Registrant as specified in its charter)

         Nevada                                                91-1985634
(State of Incorporation)                                (IRS Identification No.)


                                 225 Oser Drive
                               Hauppague, NY 11788
                                 (631) 851 7000
         (Registrant's address, including zip code and telephone number)

Item 1 and 2. Changes in Control of Registrant/Acquisition or Disposition of Assets

     A. Transaction

     Effective March 1, 2001, Sea Shell Galleries, Inc. (the "Registrant") acquired approximately 85% of the shares of outstanding common stock of Cyfit Wellness Solutions, Inc., a Delaware corporation ("Cyfit") pursuant to a Share Exchange Agreement dated February 23, 2001 among the Registrant, Cyfit and holders of over 85% of the common stock of Cyfit ( the "Agreement"). The transactions contemplated by the Agreement were intended to be a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986. As a result of the share exchanges pursuant to the Agreement, the Registrant issued 17,930,550 shares of its common stock in exchange for a like amount of shares of Cyfit surrendered by Cyfit shareholders. Prior to the closing, and as a condition thereto, 11,950,000 shares of common stock of the Registrant were returned to the Registrant for cancellation, which reduced the number of outstanding shares to 2,700,000. In addition, all of the Registrant's Class A and Class B warrants were cancelled. Thus, as of March 1, 2001, there were 20,630,550 shares of common stock of the Registrant outstanding. Management believes that most, if not all of the remaining shareholders of Cyfit will exchange their shares, for shares of the Registrant in the near future. If all the remaining outstanding shares of Cyfit are exchanged by their holders, an additional 2,469,450 shares will be issued by the Registrant in exchange therefor.

     The Agreement contemplates that the holders of the Registrant's Class C warrants to acquire 2,610,000 shares of the Registrant's common stock can continue to exercise such warrants at $4.00 per share. In addition, there are holders of warrants to acquire 550,000 shares and 10,000 shares of Cyfit's common stock exercisable at $0.10 and $0.50 respectively. In accordance with the Agreement, holders of Cyfit's warrants will have the right to acquire the Registrant's shares in lieu of Cyfit shares, according to the same terms and conditions.

     B. Change of Management

     In connection with the closing, the officers and directors of the Registrant resigned from their positions. The following named persons, who are also officers and/or directors of Cyfit, were elected to the positions indicated:

             Eugene Fernandez                   Director and President

             Richard Kephart                    Director

             John Como                          Director and Secretary

     C. Description of Business

     Cyfit, whose offices are located in Hauppague, New York, is a company which is developing an interactive, subscription-based, wellness business focused on enhancing and improving its members' wellness, lifestyle and fitness. Cyfit seeks to provide its members via the internet, "real time" one-on-one counseling, individualized in-depth assessments, performance and health portfolio tracking, discounted e-commerce, on-demand streaming video (created by Cyfit) and links to health and fitness content. Cyfit intends to offer a service that is interactive across diverse service levels within multiple areas of the health industry.

     The documents attached as exhibits to this report on Form 8-K, are incorporated by reference into this Item which is modified by the full text of those documents.

Item 5. The Registrant has moved its principal executive offices to 225 Oser Avenue, Hauppague, New York, 11788.


Item 7.  Financial Statement and Exhibits

          (a)  Financial Statements of Business Acquired

          (b)  Pro Forma Financial Information*

          (c)  Exhibits*

                    2.1 Share Exchange Agreement dated February 23, 2001 among Registrant, Cyfit certain shareholders of Cyfit.

                    17.1 Resignation of the officers and directors of the
                         Registrant and election of new directors.

*to be filed by amendment as soon as practicable

                                   SIGNATURES


                                             SEA SHELL GALLERIES, INC.


May 14, 2001                                 By: /s/ Eugene Fernandez
                                                 -------------------------------
                                                 Eugene Fernandez
                                                 President

                 CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                                     REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 2000

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors..............................................1

Consolidated Balance Sheet as of December 31, 2000..........................2

Consolidated Statements of Operations for the year ended December 31, 2000 and for the period from May 28, 1999 [date of inception] to
          December 31, 1999.................................................3

Consolidated Statements of Stockholders' Equity for the year ended
          December 31, 2000 and for the period from May 28, 1999 [date of inception] to December 31, 1999...................................4-5


Consolidated Statements of Cash Flows for the year ended December 31, 2000 and for the period from May 28, 1999 [date of inception] to
          December 31, 1999.................................................6

Notes to Consolidated Financial Statements..................................7-14

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
         Cyfit Wellness Solutions, Inc. and Subsidiaries
         Hauppauge, New York


                  We have audited the accompanying consolidated balance sheet of Cyfit Wellness Solutions, Inc. and Subsidiaries [a development stage company] as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the periods ended December 31, 2000 and 1999 and for the cumulative period from May 28, 1999 [date of inception] to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyfit Wellness Solutions, Inc. and Subsidiaries as of December 31, 2000 and the consolidated results of their operations and their cash flows for the periods ended December 31, 2000 and 1999 and for the cumulative period from May 28, 1999 [date of inception] to December 31, 2000, in conformity with generally accepted accounting principles generally accepted in the United States of America.

                  The accompanying consolidated financial statements have been prepared assuming that Cyfit Wellness Solutions, Inc. and Subsidiaries (A Development Stage Company) will continue as a going concern. As discussed in
Note 13 to the consolidated financial statements, Cyfit Wellness Solutions, Inc. and Subsidiaries incurred a net loss of approximately $3.9 million, for the year ended December 31, 2000 and has utilized approximately $2.0 million in cash for operating activities. These conditions raise substantial doubt about Cyfit Wellness Solutions, Inc. and Subsidiaries ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants
Cranford, New Jersey
May 11, 2000

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000

ASSETS:
Current Assets:
Cash                                                                                  $     2,220
Note receivable                                                                            50,000
Other current assets                                                                       83,066
                                                                                      -----------
Total current assets                                                                      135,286
                                                                                      -----------

Property and equipment - [Net of accumulated depreciation of $344,722]                  1,886,211
Website development costs                                                                 760,033
Internet website (Note 8)                                                                 150,000
Customer list and other intangibles - [Net of accumulated amortization of $209,818]       385,057
Deferred advertising (Note 8)                                                             500,000
Other assets                                                                               51,169
                                                                                      -----------
Total Assets                                                                          $ 3,867,756
                                                                                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Accounts payable                                                                      $   625,850
Accrued expenses and taxes                                                                385,003
Capital leases payable - current portion                                                  193,647
Deferred revenue                                                                          100,200
Due to related party                                                                      133,631
                                                                                      -----------
Total current liabilities                                                               1,438,331
                                                                                      -----------

Capital leases payable                                                                    184,147
                                                                                      -----------
Total Liabilities                                                                       1,622,478
                                                                                      -----------

Commitments and contingencies [notes 11 and 15]

Stockholders' Equity:
Convertible series A preferred stock, par value $.0001, liquidation                           413
preference of $2.00 per share; 10,000,000 shares authorized;
4,125,750 shares issued
Common stock; par value $.0001, 150,000,000 shares authorized;                              1,374
13,774,250 shares issued
Additional-paid in capital                                                              8,423,692
Treasury stock - at cost 225,000 common shares                                           (299,250)
Deferred compensation                                                                    (215,000)
Deficit accumulated during development stage                                           (5,665,951)
                                                                                      -----------
Total Stockholders' Equity                                                              2,245,278
                                                                                      -----------
Total Liabilities and Stockholders' Equity                                            $ 3,867,756
                                                                                      ===========

See notes to consolidated financial statements.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS


                                   CUMULATIVE FROM                    FROM
                                    MAY 28, 1999                  MAY 28, 1999
                                      [DATE OF        FOR THE       [DATE OF
                                    INCEPTION] TO   YEAR ENDED    INCEPTION] TO
                                     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                         2000           2000           1999
                                     ------------   ------------   ------------

REVENUES                             $  1,105,012   $  1,105,012   $         --
                                     ------------   ------------   ------------

OPERATING EXPENSES:
Compensation and related benefits       1,127,841      1,061,780         66,061
Occupancy cost                            783,138        531,974        251,164
Contract work                             159,388        159,388             --
Consulting fees                           221,469        219,899          1,570
Advertising and promotion                 446,547        430,196         16,351
Professional fees                         253,677        251,994          1,683
General and administrative expense        982,705        749,133        233,572
Asset impairment charge                   404,056        404,056             --
Loss on sale of subsidiary                 61,995         61,995             --
Research and product development        1,375,574        401,019        974,555
Depreciation and amortization             713,695        713,695             --
Stock based compensation                  166,250             --        166,250
Interest and bank charges                  74,628         62,269         12,359
                                     ------------   ------------   ------------
Total operating expenses                6,770,963      5,047,398      1,723,565
                                     ------------   ------------   ------------
NET LOSS                             $ (5,665,951)  $ (3,942,386)  $ (1,723,565)
                                     ============   ============   ============


See notes to consolidated financial statements

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD MAY 28, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999



                                              PREFERRED STOCK           COMMON STOCK         ADDITIONAL
                                            -------------------     ---------------------      PAID-IN     TREASURY     DEFERRED
                                             SHARES     AMOUNT        SHARES      AMOUNT       CAPITAL       STOCK    COMPENSATION
                                            --------------------------------------------------------------------------------------
Issuance of common stock to                         --    $  --     10,313,837   $ 1,031    $        --    $       --  $      --
founders

Issuance of common and preferred               887,500       89        481,000        48      1,747,300
stock in private placement, net [Note 10]

Issuance of preferred stock to principal     1,375,000      138                                 861,532
shareholder and founder

Issuance of preferred                          607,000       60                                 370,881
stock to founders

Stock based Compensation                                               125,000        12        166,238

Issuance of common stock
for equipment acquisitions                                             150,000        15        194,985

Issuance of common stock
for business acquisitions [Note 3]                                     975,000        98      1,262,152

Net loss

                                            --------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1999                  2,869,500      287     12,044,837     1,204      4,603,088            --         --
                                            --------------------------------------------------------------------------------------

Issuance of common and preferred
stock in private placement, net [Note 10]      731,250       73        360,875        36      1,394,425

Issuance of preferred stock to principal
shareholder and founder                        525,000       53                                 648,729

Issuance of common stock
for acquisitions Internet website
and promotional advertisement [note 8]                                 650,000        65        649,935

Issuance of common stock
for promotional fees [note 11]                                         250,000        25        249,975                 (215,000)

Issuance of common stock                                               468,538        44        517,540

Stock options granted for services
rendered [note 15]                                                                              360,000


Treasury stock [note 2]                                                                                      (299,250)

Net loss

                                            --------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2000                  4,125,750    $ 413     13,774,250   $ 1,374    $ 8,423,692    $ (299,250) $(215,000)
                                            ======================================================================================

See notes to consolidated financial statements.

                                               DEFICIT
                                             ACCUMULATED
                                             DURING THE       TOTAL
                                             DEVELOPMENT   STOCKHOLDERS'
                                                STAGE         EQUITY
                                            -------------------------------

Issuance of common stock to                  $             $     1,031
founders

Issuance of common and preferred                             1,747,437
stock in private placement, net [Note 10]

Issuance of preferred stock to principal                       861,670
shareholder and founder

Issuance of preferred                                          370,941
stock to founders

Stock based Compensation                                       166,250

Issuance of common stock
for equipment acquisitions                                     195,000

Issuance of common stock
for business acquisitions [Note 3]                           1,262,250

Net loss                                      (1,723,565)   (1,723,565)

                                            -------------------------------
BALANCE - DECEMBER 31, 1999                   (1,723,565)    2,881,014
                                            -------------------------------

Issuance of common and preferred
stock in private placement, net [Note 10]                    1,394,534

Issuance of preferred stock to principal
shareholder and founder                                        648,782

Issuance of common stock
for acquisitions Internet website
and promotional advertisement [note 8]                         650,000

Issuance of common stock
for promotional fees [note 11]                                  35,000

Issuance of common stock                                       517,584

Stock options granted for services
rendered [note 15]                                             360,000


Treasury stock [note 2]                                       (299,250)

Net loss                                      (3,942,386)   (3,942,386)

                                            -------------------------------
BALANCE - DECEMBER 31, 2000                  $(5,665,951)  $ 2,245,278
                                            ===============================

See notes to consolidated financial statements.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASHFLOWS

                                                             CUMULATIVE FROM                     FROM
                                                              MAY 28, 1999                   MAY 28, 1999
                                                                [DATE OF         FOR THE       [DATE OF
                                                              INCEPTION] TO    YEAR ENDED    INCEPTION] TO
                                                               DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                                   2000            2000           1999
                                                               ------------    ------------   ------------
OPERATING ACTIVITIES:
Net Loss                                                       $ (5,665,951)   $ (3,942,386)  $ (1,723,565)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization                                       713,695         713,695
Loss on sale of subsidiary                                           61,995          61,995
Stock based compensation                                            166,250              --        166,250
Asset impairment charge                                             404,056         404,056
Other                                                               104,141          24,629         79,512
Changes in operating assets and liabilities:
(Increase) in note receivable                                       (50,000)        (50,000)
Decrease (increase) in other assets                                 (33,065)        111,002       (182,133)
Increase in accounts payable                                        563,600         409,716        191,950
Increase in accrued expenses and taxes                              254,901         204,735         50,166
Increase in deferred revenue                                        100,200         100,200             --
                                                               ------------    ------------   ------------
Net Cash operating activities                                    (3,380,178)     (1,962,358)    (1,417,820)
                                                               ------------    ------------   ------------

INVESTING ACTIVITIES:
Acquisition of property and equipment                            (2,594,937)     (1,128,348)    (1,466,589)

FINANCING ACTIVITIES:
Proceeds from issuance of common and preferred stock              5,541,978       2,560,899      2,981,079
Proceeds from note payable                                          350,000         350,000
Advances from related parties                                       133,631         133,631
Payment of capital lease obligations                                (48,274)        (48,274)
                                                               ------------    ------------   ------------
Net cash provided financing activities                            5,977,335       2,996,256      2,981,079

NET INCREASE (DECREASE) IN CASH                                       2,220         (94,450)        96,670

Cash - beginning of periods                                              --          96,670             --
                                                               ------------    ------------   ------------
Cash - end of periods                                          $      2,220    $      2,220   $     96,670
                                                               ============    ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Cash paid for:
Interest                                                       $     53,000    $     42,300   $     10,700
                                                               ============    ============   ============

NONCASH FINANCING TRANSACTIONS:
Common stock issued for net assets of acquired and
   merged companies                                                                           $  1,300,000
Common stock issued for purchase of fixed assets                                              $    195,000
Capitalized lease obligations incurred                                         $    215,000   $    405,000
Stock based compensation - website development cost                            $    360,000
Forgiveness and assumption of liability in connection
  with asset sale (Note 4)                                                     $    607,000
Stock based compensation - acquisition of internet website
  and promotional advertising                                                  $    650,000
Shares Returned To Treasury (Note 3)                                           $    299,500

See notes to consolidated financial statements

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] Nature of Operations

Description and Nature of Company Operations - Cyfit Wellness Solutions, Inc. ["the Company"] was incorporated in the state of Delaware in May 28, 1999, and is engaged in providing internet health and wellness services to improve its members fitness, diet and wellness of the body. The Company's business model anticipates recurring revenue with low fixed costs through a subscription-based membership. The Company plans on providing precedent-setting Internet services to its customer base [corporations, unions, associations] and end-user subscriber base in a "real-time, online, interactive environment. Since its inception, the Company has devoted substantially all of its efforts to business planning, website development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No.7.


[2] Summary of Significant Accounting Policies

Consolidations - The accompanying consolidated financial statements include the operations of the Company and its subsidiaries. All material inter-company accounts and transactions have been eliminated in the consolidation.

Use of Estimates - The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company has no cash equivalents as of December 31, 2000.

The Company does not require collateral or other security to support financial instruments subject to credit risk.

Property, Equipment and Depreciation - Property and equipment are recorded at cost. Depreciation is provided by the use of the straight-line method over the useful life of the asset, which range from 5 to 15 years.

Improvements - that extend the useful life of the assets are capitalized, while costs of repairs and maintenance are charged to expense as incurred.

Intangible Assets - are recorded at cost and amortized over a useful life under the straight line and sum of the year digits method, which range from 3 to 15 years.

Revenue Recognition - During the year 2000, the Company derives revenue principally from membership and other related fees from its ownership of two health and fitness clubs. The Company recognizes such revenues at the time such services are earned.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

Advertising and Promotion Costs - Advertising and promotion costs are charged to operations when incurred. Advertising and promotion costs amounted to approximately $430,200 and $16,400 for the year ended December 31, 2000 and for the period May 28, 1999 [date of inception] to December 31, 1999 and are included as part of operating expenses in the consolidated statement of operations.

Stock Options and Similar Equity Instruments - The Company adopted disclosure requirements of Statement of Financial Accounting Standards ["SFAS"] No.123. "Accounting for Stock-Based Compensation," for stock options and similar equity instruments [collectively, "Options"] issued to employees, however, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees" rather than the fair value based on the method of accounting prescribed by SFAS No 123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more measurable.

Research and Product Development - The Company adopted Statement of Position 98-1 [Accounting for Costs of Computer Software Developed or Obtained for Internal Use] and adheres to the accounting guidance under the Emerging Issues Task Force issue 00-2 for accounting for web site development costs. The accounting guidance addresses the various stages as to the development of a web site and the related expenses of such capitalized costs. The Company incurred approximately $401,000 and $974,600 of planning stage costs and included such costs as part of the consolidated statement of operations for the year ended December 31, 2000 and for the period May 28, 1999 [date of inception] to December 31, 1999. During the year 2000, the Company has achieved certain stages of technological feasibility and as such these web site development costs of approximately $760,000 were capitalized. As of December 31, 2000 the Company has not recorded any related amortization expense, since such project costs have not been fully completed.

Impairment - Certain long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in the Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets to be Disposed Of." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations [undiscounted and without interest charges]. If impairment is deemed to exist, the assets will be written down to fair value.

Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to apply to taxable income in the year those temporary

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments - SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. In assessing the fair value of these financial instruments, the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. All instruments, including cash, note receivable, accounts payable, accrued expenses and taxes, debt and amount due to related party are reflected at fair value in the consolidated financial statements.

[3] Business Combinations

On December 31, 1999 the Company acquired Club Tech DDN, Inc. ("Club Tech") by issuing 500,000 shares of the Company's common stock and the assumption of liabilities of $47,100 for a total consideration of approximately $712,000. Immediately following this acquisition Club Tech was merged into the Company. The purchase price exceeded the fair value of the net assets acquired by $69,700. During December 2000, the Company sold the facility.

On December 31, 1999 the Company purchased Aerobitron Club Management Systems, Inc. ("Aerobitron") and Spidervisions, Inc. ("Spidervision"), for 225,000 shares of the Company's common stock valued at $299,250 and the assumption of outstanding liabilities of approximately $400,000. Aerobitron Club Management Systems, Inc. provides business software to gyms and health clubs.

During the year ended December 31, 2000, management recorded an impairment charge of approximately $404,000 related to the 1999 acquisition of Aerobitron Club Management Systems, Inc. The impairment charge results from Management's decision not to upgrade the software due to the cost of the upgrade being deemed not cost effective based upon the Company's business strategy.

As part of this transaction, the former shareholder of Aerobitron returned the original 225,000 shares of common stock received as part of the Company's business acquisition in 1999. The Company recorded the acquired shares as treasury stock at the same consideration as originally paid for.

On December 27, 1999 the Company, acquired Iron Works Personal Training, Inc. ("Iron Works") together with its S.M.A.R.T. (Scientific Management of Anatomical Response Training) program, by issuing 250,000 shares of the Company's common stock for a total consideration of $332,500. The S.M.A.R.T. program is an accredited college course for continuing education and is designed to raise the level of education of the industry's trainers. Immediately following this acquisition on December 27, 1999. Iron Works was merged into the Company.

The 1999 acquisitions described above were accounted for by the purchase method. The estimated fair value of the assets acquired and liabilities assumed is as follows:

      Fixed assets                                                  $  153,900
      Intangible assets                                              1,442,100
      Excess purchase price over fair value of assets acquired          69,700
      Other                                                            105,700
                                                                    ----------
      Total assets                                                   1,771,400
      Less: liabilities assumed                                        509,200
                                                                    ----------
      Capital stock issued as consideration                         $1,262,200
                                                                    ==========

The results of operations related to the above purchased business combinations are included in the accompanying consolidated financial statements since the dates of acquisition.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[4] Sale of Subsidiary

On December 7, 2000 the Company sold its health club facility in East Islip New York to a stockholder of the Company. The consideration under the contract aggregated approximately $650,000 which included the assumption of certain liabilities of approximately $260,000 by the buyer and the forgiveness of a promissory note in the amount of $350,000. The Company realized a loss on the disposal of the subsidiary of approximately $62,000.

During the year ended December 31, 2000 the Company recorded revenues of approximately $800,000 from this health club facility which is included as part of the consolidated statement of operations.

[5] Note Receivable

During May 2000, the Company loaned $50,000 to a strategic partner. The note bears an interest rate of 9% per annum with principal and interest payments to be paid in equal monthly installments commencing July 1, 2001 until the maturity date of June 1, 2002. On April 18, 2001 the Company assigned the note to a shareholder for consideration of $50,000 and as such the note receivable is classified as part of current assets.

[6] Property and Equipment

         Fixed assets consist of the following.

                  Leasehold Improvements             $    917,431
                  Fitness Equipment                       561,950
                  Office Equipment                        583,986
                  Furniture and Equipment                 167,566
                                                     ------------
                  Total Cost                         $  2,230,933
                  Accumulated Depreciation                344,722
                                                     ------------
                  Net Carrying Value                 $  1,886,211
                                                     ============

During the year ended December 31, 2000 the Company recorded depreciation expense of approximately $396,000. During the period May 28, 1999 [date of inception] to December 31, 1999 no depreciation expense was recorded due to the inception of the business.

[7] Customer List and Other Intangible Assets

         Customer List and other intangible assets consisted of the following:

                  Customer List                      $    325,831
                  Video Production                        160,400
                  Computer Software                        92,944
                  Other                                    15,700
                                                     ------------
                  Total Cost                              594,875
                  Accumulated Amortization                209,818
                                                     ------------
                  Net Carrying Value                 $    385,057
                                                     ============

During the year ended December 31, 2000 the Company recorded amortization expense of approximately $317,700. During the period May 28, 1999 [date of inception] to December 31, 1999 no amortization expense was recorded due to the inception of the business.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[8] Acquisition of Internet Website and Advertisement Rights

On September 18, 2000, the Company entered into an agreement to acquire the domain and URL (WWW.TONYLITTLE.COM) of an internet website and the advertisement and promotional spots on certain infomercials to be aired in the future for 650,000 shares of common stock at an estimated fair value of approximately $650,000. Using various pricing methods the Company used an estimated allocation basis of $150,000 for the website and the remaining balance of $500,000 for deferred advertising benefits to be used over a three year period. The website plans to be fully integrated with the Company's website currently under construction. The company recorded no amortization charge related to this website in year 2000.

As additional consideration under this agreement, the Company agreed to pay seller a percentage of gross revenue from the sale of eCommerce products. The Company has guaranteed minimum royalty payments to the seller ranging from $100,000 to $150,000 per annum for a term of three years as defined.

[9] Income taxes

The Company has incurred operating losses during the year ended December 31, 2000 and for the period from May 28, 1999 [date of inception] to December 31, 1999. As such, the company has not recorded a provision for income taxes as part of the statement of operations. The availability of recording asset tax benefits related to these net operating loss deductions have been reduced to zero by a valuation allowance due to the uncertainty the Company will be able to generate sufficient taxable income in the future necessary to utilize these assets.

[10] Private Placement Memorandum

During the year 2000 the Company raised additional capital proceeds by selling units, each consisting of two (2) shares of preferred stock and one (1) share of common stock at $4.00 per unit. The preferred stockholders shall be entitled to dividends at the annual rate of 9% payable semi-annually if and when such dividends are lawfully declared by the Company's Board of Directors, before any dividends are declared on the Company's common stock. The Company may elect to pay all or part of such dividends in cash or in the form of common stock. The preferred stock has a liquidation preference of $2.00 per share. The preferred stock shall be automatically convertible on a one for one basis, at the earlier of (i) the Company's initial public offering, (ii) three (3) years from the closing of this offering, or (iii) the date on which the Company raises $10 million or more in equity financing. A holder of the Preferred Stock may voluntarily convert its shares of Preferred Stock at any time. The preferred stock is redeemable by the Company at $4.00 per share. The holders of Preferred Stock shall have no voting.

During the years 2000 and 1999 the Company raised approximately $1.4 million and $1.7 million, respectively from the sale of its capital stock. The Company used the proceeds principally to fund the cost of its website development, acquire operating assets and to fund its ongoing working capital position.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[11] Commitments and Contingencies

Litigation - The Company is subject to lawsuits arising in the ordinary course of business. Management after review and consultation with counsel believes it has meritorious defenses and considers that any potential outcome for these matters would not materially affect the Company's consolidated financial position or statement of operations.

Leases - During the year ended December 31, 2000, the Company rented its corporate headquarters and two health club facilities. Rent expense for the year ended December 31, 2000 and for the period May 28,1999 [date of inception] to December 31, 1999 under these leases amounted to approximately $405,400 and $168,800, respectively. These expenses have been recorded as part of occupancy cost in the consolidated statement of operations. During December 2000, the Company sold one of its health club facilities.


In addition, the Company leases certain equipment under long-term lease agreements. The following is a schedule by year of future minimum lease payments under capital and operating leases, together with the present value of the net minimum lease payments as of December 31, 2000.

                                     Capitalized     Operating       Operating
                                        Leases         Leases         Leases
                                     (Equipment)   (Rental Space)   (Equipment)
                                     ------------------------------------------
Year ending December 31,
                  2001                 $259,000      $  224,000       $66,000
                  2002                  122,000         232,000
                  2003                   37,000         242,000
                  2004                   32,000         251,000
                  2005                                  261,000
Years subsequent to 2005                                527,000

Total minimum lease payments           $450,000      $1,737,000       $66,000
                                                     ----------       -------
Less: amount representing interest       72,000
                                       --------
Present value of net minimum lease
 payments                               378,000
Less: current maturities                194,000
                                       --------
Long term lease obligations            $184,000
                                       ========

Capital leases included in property and equipment, net amounted to approximately $586,600 at December 31, 2000. Amortization of equipment under capital leases is included with depreciation expense in the consolidated statement of operations for year 2000.

On September 11, 2000, the Company entered into a binding agreement with a major fitness sponsor to consult, advertise and promote certain products on the Company's behalf. The initial term of the agreement began on August 1, 2000 and expires on July 31, 2003 with an option to renew. The annual retainer is $120,000, and included the transfer of 250,000 shares of common stock valued at $250,000, which was recorded as a contra stockholders equity account. During the year ended December 31, 2000, the Company amortized $35,000 of such costs to advertising and promotion. Costs of approximately $85,000 related to this contract has been expensed as part as sales advertising and promotion expense in the consolidated statement of operations for the year ended December 31, 2000.

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[12] New Authoritative Pronouncement

In March 2000, FASB issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation." Among other issues, the Interpretations clarifies (a) the definition of an employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the term of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company has adopted this pronouncement.

[13] Going Concern

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business.

The Company has incurred a net loss of approximately $3.9 million and $1.7 million for the year ended December 31, 2000 and for the period May 28, 1999 [date of inception] to December 31, 1999. The Company has utilized approximately $2.0 million and $1.4 million in cash during operations for the year ended December 31, 2000 and for the period May 28, 1999 [date of inception] to December 31, 1999. It is anticipated this trend will continue since minimal revenue recognition is planned to be realized until the Internet web site is completed. During the third quarter of year 2000 the Company's business model anticipates minimal subscription based revenue derived from the use of its web site.

The inability of the Company to generate cash from operations, considering currently available funds, creates uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans to raise additional capital proceeds to fund the completion of its website, general working capital purposes and sustain development stage operations during the year 2001. In addition management continues to implement various cost saving programs. The continuation of the Company as a going concern is dependant upon the success of these plans

[14] Significant Risks and Uncertainties

[A] Legal standards relating to the protection of intellectual property rights in Internet-related industries are uncertain and still evolving. As a result, the future viability or value of the Company's intellectual property rights, as well as those of other companies in the Internet industry is unknown.

[B] The adoption of new laws or the application of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for the Company's services, increase it's cost of doing business or otherwise have a material adverse impact on it's business, financial condition and operating results.

[A] Reverse Acquisition - Effective March 1, 2001, Sea Shell Galleries, Inc. (the "Registrant ") acquired approximately 85% of the shares of outstanding common stock of Cyfit Wellness Solutions, Inc. and Subsidiaries, a Delaware corporation ("Cyfit") pursuant to a Share Exchange Agreement dated February 23,

CYFIT WELLNESS SOLUTIONS, INC. AND SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[15] Subsequent Events

2001 among the Registrant, Cyfit and holders of 85% of the common stock of Cyfit (the "Agreement") The transactions were intended to be a tax-free exchange. As a result of the share exchanges pursuant to the Agreement, the Registrant issued 17,930,550 shares of its common stock in exchange for a like amount of shares of Cyfit surrendered by Cyfit shareholders. Prior to the closing, and as a condition there to 11,950,000 shares of common stock of the Registrant were returned to the Registrant for cancellation, which reduced the number of outstanding shares to 2,700,000. In addition, all of the Registrant's Class A and Class B warrants were cancelled. Thus as of March 1, 2001 there were 20,630,550 shares of common stock of the Registrant outstanding. Management believes that most if not all of the remaining shareholders of Cyfit will exchange their shares, for shares of the Registrant in the near future. If all the remaining outstanding shares of Cyfit are exchanged by their holders, an additional 2,469,450 shares will be issued by the Registrant in exchange therefore.

The Agreement contemplates that the holders of the Registrant's Class C warrants to acquire 2,610,000 shares of the Registrant's common stock can continue to exercise such warrants at $4.00 per share. In addition, there are holders of warrants to acquire 550,000 shares and 10,000 shares of Cyfit's common stock exercisable at $0.10 and $0.50 respectively. In accordance with the Agreement, holders of Cyfit's warrants will have the right to acquire the Registrant's shares in lieu of Cyfit shares, according to the same terms and conditions.

At the closing, Cyfit and its shareholders are expected to hold approximately 88.3% of the Registrant. For all accounting purposes Cyfit is deemed to be the acquiror.

[B] Employment Contracts - On February 28, 2001 the Company entered into employment contracts for two officers of the Company at a minimum compensation level of $115,000 per annum for each officer.

[C] Stock Option Plan - During March 2001, the Company established a stock option plan to promote the growth and general prosperity of the Company by offering incentive to directors, officers, employees, consultants and advisors of the Company. The maximum number of shares under the plan shall not exceed 3 million shares of common stock.

During the year ended December 31, 2000, the Company entered into various consulting agreements to render services principally related to ("the Agreement") the completion of its subscription based website. For stock options as defined under the Agreement, the Company had to adopt the stock option plan on or before March 31, 2001, which the Company did. These options will expire, five years from the signing of the Agreement. The estimated fair value of the options amounted to approximately $360,000, determined using the Black Scholes Model, for services rendered in the year 2000. These costs have been capitalized as part of website development costs in the balance sheet at December 31, 2000.

On March 23, 2001 the Company granted 400,000 of stock options to certain key employees. The exercise price is $0.10 and is discounted from a fair market value of approximately $0.31 at the date of grant. The term of the issued stock options are for a period of five years. The Company will record a stock based compensation charge in year 2001.

[D] Upon execution of an Agreement in 2001, an investor who in May 2000 invested $145,000 for 145,000 shares of the Company's stock, will convert the $145,000 - into a Note due fifteen months from the effective date with interest accruing at a rate of 14% in exchange for returning 65,000 shares to the Company. The remaining 80,000 will be retained by the note holder. The value of those shares will be charged in 2001 as a finance charge to be amortized over the term of the Note.
                                      -14-